Exhibit 99.1

For Immediate Release

Hudson Global Reports 2019 Fourth Quarter and Full-Year Results

OLD GREENWICH, CT - March 30, 2020 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, announced today financial results for the fourth quarter and full-year ended December 31, 2019.

2019 Fourth Quarter Summary

•	Revenue of $25.4 million increased 53.5 percent from the fourth quarter of 2018, or 56.6 percent in constant currency.

•	Revenue less certain direct costs of $11.1 million increased 8.3 percent from the fourth quarter of 2018, or 10.3 percent in constant currency.

•	Net income improved to $1.5 million, or $0.48 per basic and diluted share, from a net loss of $0.6 million, or $0.19 per basic and diluted share, in the fourth quarter of 2018.

•	Adjusted EBITDA (Non-GAAP measure)* improved to $0.9 million from an adjusted EBITDA loss of $0.3 million in the fourth quarter of 2018.

2019 Full-Year Summary

•	Revenue of $93.8 million increased 40.2 percent from 2018, or 46.5 percent in constant currency.

•	Revenue less certain direct costs of $43.6 million increased 3.5 percent from 2018, or 7.6 percent in constant currency.

•	Net loss of $1.0 million, or $0.30 per basic and diluted share, compared to net income of $7.9 million, or $2.39 per basic and diluted share, in 2018.

•	Adjusted EBITDA (Non-GAAP measure)* improved to $0.5 million from an adjusted EBITDA loss of $1.5 million in 2018.

"We delivered solid growth in the fourth quarter, particularly in Europe and Australia," said Jeff Eberwein, chief executive officer at Hudson Global. "In addition, we are pleased to report positive adjusted EBITDA, cash flow from operations, and net income for the fourth quarter. For the full year, we delivered revenue growth while also reducing corporate costs enabling us to generate positive adjusted EBITDA for 2019, a milestone event for our company."

* The company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, Adjusted EBITDA, and EBITDA are defined in the segment tables at the end of this release and a reconciliation of such Non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

Asia Pacific

Asia Pacific's revenue of $17.9 million increased 101 percent and revenue less certain direct costs of $5.6 million increased 5 percent in constant currency in the fourth quarter of 2019 compared to the same period in 2018. Revenue growth in the fourth quarter of 2019 was driven by a significant contract in Australia signed in the second quarter of 2019 to manage a portion of the contingent workforce for a large Asia-based technology company. Revenue less certain direct costs growth in the quarter was driven by new client wins as well as higher volumes at existing clients in Australia, partially offset by declines in Asia. EBITDA was $1.1 million in the fourth quarter of 2019 compared to EBITDA of $0.7 million a year ago. Asia Pacific delivered adjusted EBITDA of $1.2 million in the fourth quarter of 2019 versus adjusted EBITDA of $0.9 million in the fourth quarter of 2018.

For full year 2019, Asia Pacific's revenue of $61.4 million increased 77 percent and revenue less certain direct costs of $21.2 million increased 2 percent in constant currency compared to 2018. Results were driven largely by new contract wins in Australia. EBITDA for full year 2019 was $2.2 million, flat versus EBITDA of $2.2 million in 2018. Adjusted EBITDA for full year 2019 was $3.3 million up from $3.2 million in 2018.

Americas

In the fourth quarter of 2019, Americas's revenue of $2.9 million decreased 6 percent and revenue less certain direct costs of $2.7 million increased 2 percent in constant currency compared to the fourth quarter of 2018. Strong performance at several newly-won clients was offset by lower volumes at some existing clients. EBITDA was breakeven in the fourth quarter of 2019 down from $0.1 million last year. The region delivered adjusted EBITDA of $0.2 million for the fourth quarter of 2019 similar to adjusted EBITDA of $0.2 million a year ago.

For full year 2019, Americas's revenue of $13.6 million decreased 2 percent and revenue less certain direct costs of $12.3 million increased 5 percent in constant currency from 2018 due to the same factors noted above. EBITDA was $0.1 million for full year 2019 compared to $0.4 million in 2018. Adjusted EBITDA was $0.6 million for full year 2019 compared to adjusted EBITDA of $1.1 million in 2018.

Europe

Europe's revenue of $4.6 million increased 10 percent and revenue less certain direct costs of $2.8 million increased 36 percent in constant currency in the fourth quarter of 2019 compared to the fourth quarter of 2018. EBITDA was $0.2 million in the fourth quarter of 2019 compared to EBITDA loss of $0.3 million a year ago. Adjusted EBITDA was $0.4 million in the fourth quarter of 2019 compared to adjusted EBITDA loss of $0.3 million a year ago.

For full year 2019, Europe's revenue of $18.8 million increased 22 percent and revenue less certain direct costs of $10.1 million increased 25 percent in constant currency compared to 2018. EBITDA was $0.1 million for full year 2019 compared to EBITDA loss of $0.5 million in 2018. Adjusted EBITDA in 2019 was $0.6 million for full year 2019 compared to adjusted EBITDA loss of $0.1 million in 2018.

Corporate Costs

In the fourth quarter of 2019, the Company's corporate costs were $0.9 million compared to $1.2 million in the prior year quarter. Corporate costs of $4.1 million for the year ended December 31, 2019 excluded $1.1 million of non-recurring expenses. In 2018, corporate costs of $5.6 million excluded non-recurring expenses of $2.4 million related to severance expense.

Liquidity and Capital Resources

The Company ended the fourth quarter of 2019 with $31.7 million in cash, which includes $0.5 million in restricted cash. The Company generated $2.7 million in cash flow from operations in the fourth quarter of 2019 compared to $2.8 million in the fourth quarter of 2018.

Share Repurchase Program

Under its $10 million common stock share repurchase program initiated in the third quarter of 2015, the Company has acquired 432,563 shares for a total of $8.3 million through the end of the fourth quarter of 2019.

In addition, the Company completed a tender offer in March 2019 for 246,863 shares of common stock for approximately $3.7 million, excluding fees and expenses relating to the tender offer. The 246,863 shares purchased as part of this tender offer were in addition to the 432,563 shares acquired under the above-referenced common stock repurchase plan.

The Company continues to view opportunistic share repurchases as an attractive use of capital and expects to continue its aggressive share repurchase strategy going forward. As an example, on March 27, 2020, the Company completed transactions with certain shareholders to repurchase 259,331 shares of the Company's common stock for an aggregate cost of approximately $2.2 million, representing approximately 8.8% of the Company's shares outstanding as of February 29, 2020. Following these transactions, the Company had approximately 2.7 million shares outstanding as of March 27, 2020.

NOL Carryforward

Hudson Global has $315 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

COVID-19 Update

As disclosed in the Company's press release issued March 13, 2020 as well as in our 2019 Form 10-K, our business may be adversely impacted by the recent COVID-19 outbreak and the accompanying economic downturn. This downturn, as well as the uncertainty regarding the duration, spread and intensity of the outbreak, has led to an initial reduction in demand for our services. Some of our customers have instituted hiring freezes, while other customers that are more capable of working remotely have been allowed to operate as usual. The expected timeline for this reduction in demand for our services remains uncertain and difficult to predict considering the rapidly evolving landscape.

The Company is vigilantly monitoring the situation surrounding COVID-19 and will continue to proactively address this situation as it evolves. The Company is confident that it can continue to take appropriate actions to manage the business in this challenging environment due to the flexibility of its workforce and the strength of its balance sheet.

Conference Call/Webcast

The Company will conduct a conference call tomorrow, March 31, 2020, at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:

•	Toll-Fee Dial-In Number: (866) 220-5784

•	International Dial-In Number: (615) 622-8063

•	Conference ID #: 5881638

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global

Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and always aim to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the adverse impacts of the recent coronavirus, or COVID-19 outbreak; the Company’s ability to successfully achieve its strategic initiatives; risks related to the Company’s large cash balance relative to its market capitalization as a small public company; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to retain and recruit qualified management and/or advisors; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the ongoing COVID-19 outbreak; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue	$25,448	$16,575	$93,811	$66,932

Operating expenses:
Direct contracting costs and reimbursed expenses	14,333	6,307	50,245	24,828
Selling, general and administrative expenses	10,473	10,814	45,142	47,305
Depreciation and amortization	23	13	85	16
Total operating expenses	24,829	17,134	95,472	72,149
Operating income (loss)	619	(559)	(1,661)	(5,217)
Non-operating income (expense):
Interest income, net	91	136	617	298
Other expense, net	(123)	(64)	(338)	(248)
Income (loss) before provision for income taxes from continuing operations	587	(487)	(1,382)	(5,167)
(Benefit from) provision for income taxes	(896)	(294)	(540)	99
Income (loss) from continuing operations	1,483	(193)	(842)	(5,266)
Income (loss) from discontinued operations, net of income taxes	—	(427)	(113)	13,133
Net income (loss)	$1,483	$(620)	$(955)	$7,867
Earnings per share:(a)
Basic
Earnings (loss) per share from continuing operations	$0.48	$(0.06)	$(0.27)	$(1.60)
Earnings (loss) per share from discontinued operations	—	(0.13)	(0.04)	4.00
Earnings (loss) per share	$0.48	$(0.19)	$(0.30)	$2.39
Diluted
Earnings (loss) per share from continuing operations	$0.48	$(0.06)	$(0.27)	$(1.60)
Earnings (loss) per share from discontinued operations	—	(0.13)	(0.04)	4.00
Earnings (loss) per share	$0.48	$(0.19)	$(0.30)	$2.39
Weighted-average shares outstanding:(a)
Basic	3,072	3,315	3,131	3,285
Diluted	3,111	3,315	3,131	3,285

(a) Earnings per share and weighted average shares outstanding for all periods presented reflect the Company's 1-for-10 reverse stock split, which was effective June 10, 2019.

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$31,190	$40,562
Accounts receivable, less allowance for doubtful accounts of $174 and $41, respectively	12,795	9,893
Prepaid and other	952	671
Current assets of discontinued operations	—	941
Total current assets	44,937	52,067
Property and equipment, net	186	170
Operating lease right-of-use assets	401	—
Deferred tax assets	793	583
Restricted cash	380	352
Other assets	7	7
Total assets	$46,704	$53,179
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,064	$1,461
Accrued expenses and other current liabilities	8,178	8,984
Operating lease obligations, current	246	—
Current liabilities of discontinued operations	—	115
Total current liabilities	9,488	10,560
Income tax payable	845	1,982
Operating lease obligations	160	—
Other liabilities	177	150
Total liabilities	10,670	12,692
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 and 10,000 shares authorized; 3,663 and 3,613 shares issued; 2,936 and 3,190 shares outstanding, respectively (a)	4	4
Additional paid-in capital	486,088	485,127
Accumulated deficit	(436,507)	(435,552)
Accumulated other comprehensive loss, net of applicable tax	(479)	(606)
Treasury stock, 726 and 423 shares, respectively, at cost (a)	(13,072)	(8,486)
Total stockholders’ equity	36,034	40,487
Total liabilities and stockholders' equity	$46,704	$53,179

(a) Common stock and Treasury stock for all periods presented reflect the Company's 1-for-10 reverse stock split, which was effective June 10, 2019.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2019	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$17,869	$2,933	$4,646	$—	$25,448
Revenue less certain direct costs, from external customers (1)	$5,593	$2,733	$2,789	$—	$11,115
Net income					$1,483
Income (loss) from discontinued operations, net of income taxes					—
Income from continuing operations					1,483
Benefit from income taxes					(896)
Interest income, net					(91)
Depreciation and amortization expenses					23
EBITDA (loss) (2)	$1,059	$43	$223	$(806)	519
Non-operating expense (income), including corporate administration charges	147	114	137	(275)	123
Stock-based compensation expense	22	6	3	119	150
Non-recurring severance and professional fees	—	—	—	97	97
Adjusted EBITDA (loss) (2)	$1,228	$163	$363	$(865)	$889

For The Three Months Ended December 31, 2018	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$9,215	$3,124	$4,236	$—	$16,575
Revenue less certain direct costs, from external customers (1)	$5,513	$2,686	$2,069	$—	$10,268
Net loss					$(620)
Loss from discontinued operations, net of income taxes					(427)
Loss from continuing operations					(193)
Benefit from income taxes					(294)
Interest income, net					(136)
Depreciation and amortization expenses					13
EBITDA (loss) (2)	$705	$137	$(265)	$(1,187)	(610)
Non-operating expense (income), including corporate administration charges	220	91	(1)	(246)	64
Stock-based compensation expense	21	13	(9)	184	209
Non-recurring severance and professional fees	—	—	—	34	34
Adjusted EBITDA (loss) (1)	$946	$241	$(275)	$(1,215)	$(303)

1.	Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.

2.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, business reorganization expenses, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Year Ended December 31, 2019	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$61,438	$13,565	$18,808	$—	$93,811
Revenue less certain direct costs, from external customers (1)	$21,177	$12,291	$10,098	$—	$43,566
Net loss					$(955)
Loss from discontinued operations, net of income taxes					(113)
Loss from continuing operations					(842)
Benefit from income taxes					(540)
Interest income, net					(617)
Depreciation and amortization expenses					85
EBITDA (loss) (2)	$2,194	$60	$84	$(4,252)	(1,914)
Non-operating expense (income), including corporate administration charges	957	563	544	(1,726)	338
Stock-based compensation expense	102	26	8	825	961
Non-recurring severance and professional fees	—	—	—	1,072	1,072
Adjusted EBITDA (loss) (2)	$3,253	$649	$636	$(4,081)	$457

For The Year Ended December 31, 2018	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$36,946	$13,924	$16,062	$—	$66,932
Revenue less certain direct costs, from external customers (1)	$21,936	$11,726	$8,442	$—	$42,104
Net income					$7,867
Income from discontinued operations, net of income taxes					13,133
Loss from continuing operations					(5,266)
Provision for income taxes					99
Interest income, net					(298)
Depreciation and amortization expenses					16
EBITDA (loss) (2)	$2,221	$440	$(450)	$(7,660)	(5,449)
Non-operating expense (income), including corporate administration charges	885	563	366	(1,566)	248
Stock-based compensation expense	51	79	9	1,167	1,306
Non-recurring severance and professional fees	—	—	—	2,415	2,415
Adjusted EBITDA (loss) (2)	$3,157	$1,082	$(75)	$(5,644)	$(1,480)

1.	Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.

2.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, business reorganization expenses, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands)
(unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, revenue less certain direct costs, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	For The Three Months Ended December 31,
	2019	2018
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Asia Pacific	$17,869	$9,215	$(330)	$8,885
Americas	2,933	3,124	1	3,125
Europe	4,646	4,236	6	4,242
Total	$25,448	$16,575	$(323)	$16,252
Revenue less certain direct costs (1):
Asia Pacific	$5,593	$5,513	$(188)	$5,325
Americas	2,733	2,686	1	2,687
Europe	2,789	2,069	(7)	2,062
Total	$11,115	$10,268	$(194)	$10,074
SG&A (2):
Asia Pacific	$4,387	$4,568	$(157)	$4,411
Americas	2,576	2,480	(1)	2,479
Europe	2,430	2,332	—	2,332
Corporate	1,080	1,434	(3)	1,431
Total	$10,473	$10,814	$(161)	$10,653
Operating income (loss):
Asia Pacific	$1,194	$918	$(26)	$892
Americas	152	225	2	227
Europe	355	(271)	(8)	(279)
Corporate	(1,082)	(1,431)	(2)	(1,433)
Total	$619	$(559)	$(34)	$(593)
EBITDA (loss):
Asia Pacific	$1,059	$705	$(21)	$684
Americas	43	137	2	139
Europe	223	(265)	(10)	(275)
Corporate	(806)	(1,187)	4	(1,183)
Total	$519	$(610)	$(25)	$(635)

1.	Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.

2.	SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY (continued)
(in thousands)
(unaudited)

	For The Year Ended December 31,
	2019	2018
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Asia Pacific	$61,438	$36,946	$(2,198)	$34,748
Americas	13,565	13,924	(19)	13,905
Europe	18,808	16,062	(667)	15,395
Total	$93,811	$66,932	$(2,884)	$64,048
Revenue less certain direct costs (1):
Asia Pacific	$21,177	$21,936	$(1,216)	$20,720
Americas	12,291	11,726	(17)	11,709
Europe	10,098	8,442	(370)	8,072
Total	$43,566	$42,104	$(1,603)	$40,501
SG&A (2):
Asia Pacific	$17,957	$18,811	$(1,093)	$17,718
Americas	11,739	10,742	(18)	10,724
Europe	9,473	8,527	(358)	8,169
Corporate	5,973	9,225	—	9,225
Total	$45,142	$47,305	$(1,469)	$45,836
Operating income (loss):
Asia Pacific	$3,112	$3,103	$(124)	$2,979
Americas	605	1,000	2	1,002
Europe	605	(93)	(14)	(107)
Corporate	(5,983)	(9,227)	—	(9,227)
Total	$(1,661)	$(5,217)	$(136)	$(5,353)
EBITDA (loss):
Asia Pacific	$2,194	$2,221	$(77)	$2,144
Americas	60	440	2	442
Europe	84	(450)	11	(439)
Corporate	(4,252)	(7,660)	—	(7,660)
Total	$(1,914)	$(5,449)	$(64)	$(5,513)

1.	Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.

2.	SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.